Q3 2021 Earnings Presentation November 8, 2021 Exhibit 99.2

Forward-Looking Statements DISCLAIMERS Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements about LifeStance Health Group, Inc. and its subsidiaries (“LifeStance”) and the industry in which LifeStance operates, including statements regarding future results of operations and financial position of LifeStance, which are subject to known and unknown uncertainties and contingencies outside of LifeStance's control and which are largely based on our current expectations and projections about future events and financial trends that we believe may affect LifeStance's financial condition, results of operations, business strategy, and prospects. LifeStance's actual results, events, or circumstances may differ materially from these statements. Forward-looking statements include all statements that are not historical facts. Words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions, including, among other things: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors' security measures fail or are breached and unauthorized access to our employees' patients' or partners' data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and the other factors set forth in our filings with the Securities and Exchange Commission. The forward-looking statements, together with statements relating to our past performance, should not be regarded as a reliable indicator of our future performance. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as may be required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments. Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP financial measures, including Center Margin and Adjusted EBITDA. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by LifeStance may differ from the non-GAAP financial measures used by other companies. A reconciliation of these measures to the most directly comparable U.S. GAAP measure is included in the Appendix to these slides or as otherwise described in these slides. Market and Industry Data This presentation also contains information regarding our market and industry that is derived from third-party research and publications. This information involves a number of assumptions and limitations. While we believe the information in this presentation is generally reliable, forecasts, assumptions, expectations, beliefs, estimates and projections involve risk and uncertainties and are subject to change based on various factors.

LifeStance at a Glance*

Mission-Driven
Increasing access to personalized, trusted and affordable mental healthcare

$596M
TTM revenues

4,375
employed clinicians

Hybrid
virtual and in-person model

Building the Nation's Leading Outpatient Mental Health Platform

31
states

~500
centers

70
acquisitions since inception

250+
in-network payor contracts

LifeStance HEALTH

*Note: Data as of September 30, 2021.

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Q3 2021 Financial Highlights Revenue of $173.8 million increased $71.8 million or 70% year over year Center Margin of $52.1 million increased 57% year over year; Center Margin as a percentage of revenue of 29.9% Adjusted EBITDA of $10.7 million compared to Adjusted EBITDA of $15.0 million in the prior year; Adjusted EBITDA as a percentage of revenue of 6.2% Strong balance sheet with a cash position of $212 million Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation.

Q3 2021 Strategy & Key Developments Total clinicians of 4,375, up 72% year over year, including 400 net clinician adds in the quarter Opened 29 de novo centers and achieved milestone of opening 200th de novo location, bringing total centers to approximately 500 Completed six acquisitions, bringing the total since inception to 70; continuing to build market density and expand virtual and in-person presence in 31 states Appointed Seema Verma, a new independent director and leading national health policy expert, to Board of Directors

Clinicians Revenue (in $M) Center Margin (in $M) Adjusted EBITDA (in $M) Q3 2021 Results +57% +70% +72% Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation.

Clinicians Revenue (in $M) Center Margin (in $M) Adjusted EBITDA (in $M) Quarterly Trends Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation.

Balance Sheet, Cash Flow & Capital Allocation Percentage description with ctetur ad ipisc ing elite 75% Cash and Cash Equivalents $212M Percentage description with ctetur ad ipisc ing elite 75% Net Long-term Debt $157M Percentage description with ctetur ad ipisc ing elite 75% Operating Cash Flow (YTD) ($21M) Percentage description with ctetur ad ipisc ing elite 75% Capital Expenditures (YTD) $56M Continue to deploy capital in a disciplined manner to grow our clinician base and expand our footprint De Novos Highly efficient model with predictable profitability 212 de novos opened since inception, including 29 in Q3 Capital Allocation Acquisitions Disciplined investments to drive growth 70 acquisitions since inception, including 6 in Q3 Balance Sheet & Cash Flow

2021 Guidance Update

(All $ in M)	FY 2021	
Revenue	$668 – $678	• Expecting full year revenue toward the lower end of range • Anticipated incremental clinician holiday time off modestly impacting revenue projection; supporting employee self-care and well-being during this acutely stressful time as a result of COVID fatigue is aligned with the company's mission
Center Margin	$198 – $208	• Unchanged
Adj. EBITDA	$47 – $53	• Unchanged

Note: Center Margin and Adjusted EBITDA anticipated for full year 2021 are calculated in a manner consistent with the historical presentation of these measures in the Appendix to this presentation. Reconciliation for the forward-looking full year 2021 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

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Appendix

Quarterly Income Statement (GAAP)

($M)	2021 Q3	2021 Q2	2021 Q1	2020 Q4	2020 Q3	2020 Successor[1]	2020 Predecessor[1]	2020 Q1
Total Revenues	**$173.8**	**$160.5**	**$143.1**	**$118.1**	**$102.0**	**$45.4**	**$38.6**	**$73.1**
Operating expenses								
Center costs, excluding depreciation and amortization	121.8	109.3	99.1	79.1	68.8	31.3	27.1	51.6
General and administrative	162.9	85.5	32.7	23.7	19.5	8.6	7.2	13.7
Depreciation and amortization	13.8	12.8	12.2	11.4	10.9	5.4	1.2	2.2
Income (loss) from operations	**(124.7)**	**(47.0)**	**(0.9)**	**3.9**	**2.7**	**0.1**	**3.1**	**5.6**
Other income (expense)								
Gain (loss) on remeasurement of contingent consideration	(0.9)	(0.3)	(0.3)	(0.6)	0.1	-	-	0.4
Transaction costs	(0.1)	(2.0)	(1.5)	(3.1)	(0.7)	(0.2)	(32.3)	(1.0)
Interest expense	(3.5)	(23.2)	(8.6)	(7.1)	(6.4)	(5.6)	(1.3)	(1.7)
Other expense	-	(1.4)	(0.1)	(0.2)	-	-	-	-
Total other expense	(4.5)	(26.8)	(10.6)	(11.0)	(7.1)	(5.8)	(33.7)	(2.3)
Loss (income) before taxes	**(129.2)**	**(73.8)**	**(11.4)**	**(7.1)**	**(4.4)**	**(5.7)**	**(30.6)**	**3.4**
Income tax benefit (provision)	8.8	3.8	2.8	1.6	1.1	1.4	3.0	(0.7)
Net (loss) income and comprehensive (loss) income	**($120.5)**	**($70.0)**	**($8.7)**	**($5.5)**	**($3.3)**	**($4.3)**	**($27.6)**	**$2.7**

Subtotals in the schedule above may not foot due to rounding.

1 - Successor Period is April 13 to June 30, 2020, Predecessor Period is April 1 to May 14, 2020
For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance by affiliates of TPG Global, LLC (the "TPG Acquisition"), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

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GAAP to Non-GAAP Reconciliations – Center Margin     2021 2020 ($M)   Q3 Q2 Q1 Q4 Q3 Successor¹ Predecessor¹ Q1                     Income (loss) from operations   ($124.7) ($47.0) ($0.9) $3.9 $2.7 $0.1 $3.1 $5.6                     Adjusted for:                   Depreciation and amortization   13.8 12.8 12.2 11.4 10.9 5.4 1.2 2.2 General and administrative   162.9 85.5 32.7 23.7 19.5 8.6 7.2 13.7 Center Margin   $52.1 $51.2 $44.0 $39.0 $33.1 $14.1 $11.4 $21.5                                         Subtotals in the schedule above may not foot due to rounding.                     1 - Successor Period is April 13 to June 30, 2020, Predecessor Period is April 1 to May 14, 2020 For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance by affiliates of TPG Global, LLC (the “TPG Acquisition”), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

GAAP to Non-GAAP Reconciliations – Adjusted EBITDA

($M)	2021			2020				
	Q3	Q2	Q1	Q4	Q3	Successor[5]	Predecessor[5]	Q1
Net income (loss)	**($120.5)**	**($70.0)**	**($8.7)**	**($5.5)**	**($3.3)**	**($4.3)**	**($27.6)**	**$2.7**
Adjusted for:								
Interest expense	3.5	23.2	8.6	7.1	6.4	5.6	1.3	1.7
Depreciation and amortization	13.8	12.8	12.2	11.4	10.9	5.4	1.2	2.2
Income tax (benefit) provision	(8.8)	(3.8)	(2.8)	(1.6)	(1.1)	(1.4)	(3.0)	0.7
Loss (gain) on remeasurement of contingent consideration	0.9	0.3	0.3	0.6	(0.1)	-	-	(0.4)
Share/unit-based compensation	120.7	29.5	0.6	0.6	0.6	0.3	-	-
Management fees (1)	-	1.4	0.1	0.1	-	-	-	-
Loss on disposal of assets	-	-	-	0.1	-	-	-	-
Transaction costs (2)	0.1	2.0	1.5	3.1	0.7	0.2	32.3	1.0
Offering related costs (3)	-	8.7	-	-	-	-	-	-
Endowment to the LifeStance Health Foundation	-	10.0	-	-	-	-	-	-
Other expenses (4)	0.9	0.5	0.6	0.6	0.8	0.2	0.2	0.4
Adjusted EBITDA	**$10.7**	**$14.5**	**$12.6**	**$16.5**	**$15.0**	**$6.0**	**$4.4**	**$8.2**

Subtotals in the schedule above may not foot due to rounding.

1 - Represents management fees paid to certain of our executive officers and affiliates of our principal stockholders pursuant to the management services agreement entered into in connection with the acquisition of LifeStance by affiliates of TPG Global, LLC (the "TPG Acquisition"). The management services agreement terminated in connection with the IPO and we were required to pay a one-time fee of $1.2 million to such parties.
2 - Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and costs related to the TPG Acquisition. Of the transaction costs incurred in the period from January 1, 2020 to May 14, 2020 (Predecessor), $32.9 million relate to the TPG Acquisition.
3 - Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
4 - Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration, former owner fees, and other are components of general and administrative expenses included in our consolidated statement of income (loss). Impairment on loans is a component of center costs, excluding depreciation and amortization included in our consolidated statement of income (loss).
5 - Successor Period is April 13 to June 30, 2020, Predecessor Period is April 1 to May 14, 2020. For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance by affiliates of TPG Global, LLC (the "TPG Acquisition"), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

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Quarterly Non-GAAP Financial Metrics

($M)	2021 Q3	2021 Q2	2021 Q1	2020 Q4	2020 Q3	2020 Successor[1]	2020 Predecessor[1]	2020 Q1
Key Metrics								
Clinicians	4,375	3,975	3,301	3,097	2,539	2,046	nq	1,734
Total Revenues	$173.8	$160.5	$143.1	$118.1	$102.0	$45.4	$38.6	$73.1
Center costs	121.8	109.3	99.1	79.1	68.8	31.3	27.1	51.6
Center Margin (Non-GAAP)	$52.1	$51.2	$44.0	$39.0	$33.1	$14.1	$11.4	$21.5
% Margin	*29.9%*	*31.9%*	*30.7%*	*33.0%*	*32.5%*	*31.1%*	*29.6%*	*29.4%*
General and administrative	162.9	85.5	32.7	23.7	19.5	8.6	7.2	13.7
Depreciation and amortization	13.8	12.8	12.2	11.4	10.9	5.4	1.2	2.2
Income (loss) from operations	(124.7)	(47.0)	(0.9)	3.9	2.7	0.1	3.1	5.6
Other income (expenses)								
Other income (expenses)	4.2	(23.0)	(7.8)	(9.4)	(6.0)	(4.4)	(30.7)	(3.0)
Net (loss) income	($120.5)	($70.0)	($8.7)	($5.5)	($3.3)	($4.3)	($27.6)	$2.7
Adjusted EBITDA build								
Net (loss) income	(120.5)	(70.0)	(8.7)	(5.5)	(3.3)	(4.3)	(27.6)	2.7
Interest expense	3.5	23.2	8.6	7.1	6.4	5.6	1.3	1.7
Depreciation and amortization	13.8	12.8	12.2	11.4	10.9	5.4	1.2	2.2
Income tax (benefit) provision	(8.8)	(3.8)	(2.8)	(1.6)	(1.1)	(1.4)	(3.0)	0.7
Loss (gain) on remeasurement of contingent consideration	0.9	0.3	0.3	0.6	(0.1)	-	-	(0.4)
Share/unit-based compensation	120.7	29.5	0.6	0.6	0.6	0.3	-	-
Management fees	-	1.4	0.1	0.1	-	-	-	-
Loss on disposal of assets	-	-	-	0.1	-	-	-	-
Transaction costs	0.1	2.0	1.5	3.1	0.7	0.2	32.3	1.0
Offering related costs	-	8.7	-	-	-	-	-	-
Endowment to the LifeStance Health Foundation	-	10.0	-	-	-	-	-	-
Other expenses	0.9	0.5	0.6	0.6	0.8	0.2	0.2	0.4
Adjusted EBITDA (Non-GAAP)	$10.7	$14.5	$12.6	$16.5	$15.0	$6.0	$4.4	$8.2
% Margin	*6.2%*	*9.1%*	*8.8%*	*13.9%*	*14.7%*	*13.1%*	*11.5%*	*11.2%*

Subtotals in the schedule above may not foot due to rounding.

1 - Successor Period is April 13 to June 30, 2020. Predecessor Period is April 1 to May 14, 2020.
For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance by affiliates of TPG Global, LLC (the "TPG Acquisition"), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

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Quarterly Balance Sheet           2021 2020 ($M)         Q3 Q2 Q1 Q4 Q3 Q2 Q1                         Cash and cash equivalents     212.1 276.2 39.5 18.8 25.1 13.8 20.3 Patient accounts receivable     70.1 60.1 47.8 43.7 34.3 31.0 25.2 Prepaid expenses and other current assets   46.1 27.8 22.3 13.7 16.1 14.0 9.0 Total current assets     328.3 364.1 109.6 76.3 75.4 58.8 54.5 Property and equipment, net     115.1 91.8 70.8 59.3 47.5 39.7 31.2 Intangible assets, net     308.0 316.5 323.3 332.8 334.0 342.8 15.8 Goodwill       1,160.0 1,138.7 1,099.7 1,098.7 963.0 951.3 224.3 Deposits       3.4 3.3 2.9 2.6 2.1 2.0 1.7 Total noncurrent assets     1,586.4 1,550.4 1,496.7 1,493.5 1,346.5 1,335.8 273.0 Total assets       $1,914.8 $1,914.4 $1,606.3 $1,569.7 $1,422.0 $1,394.6 $327.5 Accounts payable       3.1 10.0 5.9 7.7 4.4 4.3 3.5 Accrued payroll expenses     57.6 50.4 45.4 38.0 30.5 23.9 21.4 Other accrued expenses     28.3 38.8 25.7 14.7 12.5 12.4 13.5 Current portion of contingent consideration   14.0 10.9 14.9 10.6 8.1 7.1 23.5 Other current liabilities     2.2 2.6 4.9 5.0 2.8 2.8 1.0 Total current liabilities     105.2 112.6 96.8 75.9 58.2 50.5 62.9 Long-term debt, net     157.5 157.1 387.3 362.5 227.1 227.4 113.5 Other noncurrent liabilities     22.9 15.7 14.2 11.4 12.9 11.1 9.0 Contingent consideration, net of current portion   3.1 3.2 1.1 5.9 3.7 3.9 3.0 Deferred tax liability, net     81.2 81.2 81.2 81.2 85.4 85.4 0.9 Total noncurrent liabilities     264.7 257.2 483.8 461.0 329.1 327.8 126.4 Total liabilities       $369.9 $369.8 $580.5 $536.9 $387.3 $378.3 $189.3                         Redeemable units       - - 71.8 35.0 35.0 35.0 -                         Stockholders' / Members' equity   3.7 3.7 1,010.5 1,009.5 1,006.4 985.4 302.4 Additional paid-in capital     1,790.2 1,669.5 2.1 1.5 0.9 0.3 - Accumulated deficit     (249.0) (128.6) (58.6) (13.1) (7.6) (4.3) (164.2) Total stockholders'/members’ equity   1,544.9 1,544.6 954.0 997.8 999.6 981.4 138.2 Total liabilities, redeemable units and stockholders’/members’ equity   $1,914.8 $1,914.4 $1,606.3 $1,569.7 $1,422.0 $1,394.6 $327.5                                                 Subtotals in the schedule above may not foot due to rounding.

GAAP Statement of Cash Flows

($M)	Successor				Predecessor	
	Nine months ended September 30, 2021	April 13 to September 30, 2020	Six months ended June 30, 2021	April 13 to June 30, 2020	January 1 to May 14, 2020	2019 FY
CASH FLOWS FROM OPERATING ACTIVITIES						
Net loss	**(199.2)**	**(7.6)**	**(78.7)**	**(4.3)**	**(24.9)**	**5.7**
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:						
Depreciation and amortization	38.8	16.3	25.0	5.4	3.3	6.1
Stock and unit-based compensation	150.8	0.9	30.1	0.3	-	0.1
Deferred income taxes	-	2.9	-	2.9	(2.3)	1.8
Loss on debt extinguishment	5.6	3.1	5.6	3.1	-	-
Amortization of debt issue costs	1.5	0.4	1.1	0.1	0.2	0.7
Loss (gain) on remeasurement of contingent consideration	1.5	(0.0)	0.6	0.1	(0.3)	(0.2)
Endowment of shares to LifeStance Health Foundation	9.0	-	9.0	-		
Change in operating assets and liabilities, net of businesses acquired:						
Patient accounts receivable	(20.7)	(4.9)	(11.8)	(2.5)	(5.1)	(5.8)
Prepaid expenses and other current assets	(32.9)	(6.5)	(15.0)	(4.4)	(4.5)	(2.2)
Accounts payable	(4.6)	1.1	2.3	0.9	(1.6)	2.5
Accrued payroll expenses	15.9	1.5	9.6	(3.8)	8.8	5.2
Other accrued expenses	13.1	(33.1)	15.3	(35.0)	40.0	3.2
Net cash (used in) provided by operating activities	**($21.2)**	**($26.1)**	**($7.0)**	**($37.3)**	**$13.4**	**$17.0**
CASH FLOWS FROM INVESTING ACTIVITIES						
Purchases of property and equipment	(55.8)	(14.7)	(31.8)	(5.1)	(12.8)	(14.3)
Acquisition of Predecessor, net of cash acquired	-	(646.7)	-	(643.7)	-	-
Acquisitions of businesses, net of cash acquired	(58.7)	(30.1)	(39.1)	(22.4)	(12.3)	(59.1)
Net cash used in investing activities	**($114.5)**	**($691.5)**	**($70.9)**	**($671.2)**	**($25.1)**	**($73.4)**
CASH FLOWS FROM FINANCING ACTIVITIES						
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	548.9	-	554.2	-	-	-
Issuance of common units to new investors	1.0	21.0	1.0	-	-	-
Contributions from Members related to acquisition of Predecessor	-	633.6	-	633.6	-	-
Repurchase of Series A redeemable convertible preferred units	-	-	-	-	(1.0)	-
Proceeds from long-term debt	98.8	235.9	98.8	235.9	74.4	55.9
Payments of debt issue costs	(2.4)	(6.4)	(2.4)	(6.4)	(0.7)	(2.0)
Payments of long-term debt	(311.1)	(139.1)	(310.7)	(138.5)	(18.2)	(0.5)
Payments of contingent consideration	(6.3)	(2.3)	(5.6)	(2.2)	(19.1)	(5.0)
Net cash provided by financing activities	**$329.0**	**$742.6**	**$335.3**	**$722.3**	**$35.4**	**$48.5**
NET INCREASE IN CASH AND CASH EQUIVALENTS	**$193.3**	**$25.1**	**$257.4**	**$13.8**	**$23.7**	**($7.9)**
Cash and Cash Equivalents - Beginning of period	18.8	-	18.8	-	3.5	11.3
CASH AND CASH EQUIVALENTS – END OF PERIOD	**$212.1**	**$25.1**	**$276.2**	**$13.8**	**$27.2**	**$3.5**

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